                                                                    Exhibit 99.1


[CHARTER COMMUNICATIONS LOGO]                                               NEWS


FOR RELEASE:  7:00 A.M. ET MONDAY, APRIL 29, 2002


         CHARTER POSTS STRONG REVENUE AND CASH FLOW GROWTH FOR THE FIRST
                                 QUARTER OF 2002


     Strategic marketing and bundling of services drives first quarter 2002 revenue and operating cash flow growth


         ST. LOUIS - Charter Communications, Inc. (Nasdaq: CHTR) exceeded expectations for revenue and cash flow growth during the first quarter of 2002. Charter executives will discuss first quarter financial results and expectations for the remainder of the year in a conference call this morning.

FIRST QUARTER FINANCIAL HIGHLIGHTS

         Revenue during the first quarter of 2002 increased 13.1% to $1.1 billion, and operating cash flow increased 10.4% to $449.2 million compared to pro forma results for the first quarter of 2001. "Our revenue and cash flow for the quarter exceeded the high end of our expectations and will provide a solid base of growth which we expect to accelerate throughout the year," Mr. Vogel said. Charter reported basic and diluted loss per share of $.59 for the first quarter of 2002, compared to a loss per share of $1.20 for the first quarter of 2001.

DEMAND FOR HIGH-SPEED INTERNET SERVICE DRIVES ADVANCED SERVICES GROWTH

         Charter added 140,000 cable modem customers during the first quarter of 2002, 40% more new customers than were added during the previous quarter. Charter ended the first quarter with 780,200 data customers of which 747,700 were cable modem customers. "Demand for our high-speed Internet service has been phenomenal," said Carl Vogel, President and CEO. "With the majority of our high-speed data customers now on Charter owned and operated systems, we're focusing our efforts on marketing as well as margin improvement. We're confident there will be continued consumer demand for this product throughout the year."

         As of March 31, 2002, Charter Digital Cablea customers totaled 2,208,900, or approximately one third of Charter's video customer base. Charter reported 6,804,800 basic video customers as of the end of the first quarter of 2002. "We're realizing success from our strategic approach to customer growth to ensure quality customers, focusing on products delivered from our digital platform, including Charter Digital Cable which allows for video on demand and interactive channels; and high-speed data via our Charter Pipelinea service. As we bundle these services, we expect our profitability and retention levels to continue to improve," Mr. Vogel said.

         "Our bundled digital video, high-speed data, and interactive services enhance our customers' lives. We make entertainment more enjoyable, information more accessible and our customers' lives simpler for a reasonable price," he continued. "This makes our service essential to our customers, greatly reducing churn."

NEW ACCOUNTING STANDARDS

         Effective January 1, 2002, Charter adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," a new accounting standard that addresses the accounting for intangible assets, including franchises. Statement No. 142 requires that franchise intangible assets that meet the indefinite life criteria of the standard to no longer be amortized against earnings, but instead tested for impairment at least annually. Upon adoption Charter did not have an impairment charge and eliminated the amortization of indefinite-lived franchises, which totaled $316.4 million for the quarter ended March 31, 2001.

LOOKING AHEAD

         Charter expects revenue for the second quarter of 2002 to range from $1.145 billion to $1.155 billion. Operating cash flow for the second quarter is expected to be between $500 million and $505 million. Charter expects to add 275,000 to 300,000 RGUs in the second quarter. RGUs are comprised of basic, digital and cable modem customers.

         Charter expects 2002 annual revenue of between $4.6 billion and $4.7 billion. Annual operating cash flow is expected to range between $2.035 billion and $2.07 billion. Charter expects to add a total of approximately 1,100,000 to 1,200,000 RGUs during 2002. Mr. Vogel said he expects about half of Charter's digital customers will have access to VOD technology by the end of 2002.

ABOUT CHARTER COMMUNICATIONS

         Charter Communications, A Wired World Company(TM), is among the nation's largest broadband communications companies, currently serving some 7 million customers in 40 states. Charter provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform marketed under the Charter Digital Cablea brand and high-speed Internet access via Charter Pipelinea. Commercial high-speed data, video and Internet solutions are provided under the Charter Business Networks(TM) brand. Advertising sales and production services are sold under Charter Media.

         A Fortune 500 and NASDAQ 100 Company, Charter was the 2001 recipient of the Outstanding Corporate Growth Award from the Association for Corporate Growth, the 2001 R.E. "Ted" Turner Innovator of the Year Award from the Southern Cable Telecommunications Association, and the 2001 Fast 50 Award for Growth from the St. Louis Regional Chamber and Growth Association.

                                      # # #

More information about Charter can be found at www.charter.com.

Charter will conduct a conference call to discuss their operating results on Monday, April 29, 2002 at 11:00 AM Eastern Time. The call will be available live via webcast at www.charter.com. The call will be available on the "Investor Center" portion of the website, via "About Us." Participants should go to the call link at least 10 minutes prior to the start time to register. The call will be archived on the website.

Statements in this press release regarding Charter Communications' business that are not historical facts may be "forward-looking statements." Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Charter files from time to time with the U.S. Securities and Exchange Commission.

                          CHARTER COMMUNICATIONS, INC.
                 Unaudited Consolidated Statement of Operations
                             (Dollars in thousands)

                                                    THREE MONTHS ENDED MARCH 31,
                                                 -----------------------------------
                                                  ACTUAL       PRO FORMA
                                                   2002         2001 (a)    % CHANGE
                                                 ---------     ---------    --------
REVENUES:
        Analog video                             $ 754,622     $ 713,128
        Digital video                              103,713        58,796
        Cable modem                                 63,993        26,729
        Advertising sales                           59,541        60,465
        Other                                       96,465        93,963
                                                 ---------     ---------
           Total revenues                        1,078,334       953,081       13.1%
                                                 ---------     ---------

OPERATING EXPENSES:
        General, administrative and service        246,278       212,535
        Analog video programming                   261,641       234,451
        Digital video                               35,127        17,863
        Cable modem                                 32,694        23,663
        Advertising sales                           19,193        17,429
        Marketing                                   18,773        21,510
        Corporate expenses                          15,431        18,726
                                                 ---------     ---------
           Operating expenses                      629,137       546,177       15.2%
                                                 ---------     ---------

           Operating cash flow (b)               $ 449,197     $ 406,904       10.4%
                                                 =========     =========

(a) The pro forma results reflect all significant acquisitions and dispositions closed during 2002 and 2001 as if the transactions had occurred one year prior to their closing date to be consistent with 2002 reporting. Pro forma revenues exceed actual revenues for the three months ended March 31, 2001 by $79.3 million. Pro forma operating cash flow (OCF) exceeds actual OCF for three months ended March 31, 2001 by $19.0 million. The unaudited pro forma financial information has been presented for comparative purposes and does not purport to be indicative of the consolidated results of operations had these transactions been completed as of the assumed date or which may be obtained in the future. See page 2 of 4 of this addendum to the earnings release for a comparison of actual operating results.

(b) Information concerning OCF has been included as it is used by certain investors as one measure of financial performance. OCF is not a measure of financial performance under generally accepted accounting principles in the United States and is not necessarily comparable to similarly titled measures used by other companies. OCF should not be construed as an alternative to operating income or to cash flows from operating activities as determined in accordance with generally accepted accounting principles in the United States.


   Addendum to Charter Communications, Inc. Three Months Ended March 31, 2002
                                Earnings Release

                          CHARTER COMMUNICATIONS, INC.
                 Unaudited Consolidated Statement of Operations
                    (Dollars in thousands, except share data)

                                                               THREE MONTHS ENDED MARCH 31,
                                                      ----------------------------------------------
                                                          ACTUAL          ACTUAL
                                                           2002            2001          % CHANGE
                                                      -------------    -------------    ------------
REVENUES:
        Analog video                                  $     754,622    $     649,355
        Digital video                                       103,713           55,047
        Cable modem                                          63,993           25,166
        Advertising sales                                    59,541           55,641
        Other                                                96,465           88,588
                                                      -------------    -------------
           Total revenues                                 1,078,334          873,797         23.4%
                                                      -------------    -------------

OPERATING EXPENSES:
        General, administrative and service                 246,278          191,630
        Analog video programming                            261,641          210,374
        Digital video                                        35,127           20,609
        Cable modem                                          32,694           17,646
        Advertising sales                                    19,193           15,265
        Marketing                                            18,773           16,623
        Corporate expenses                                   15,431           13,721
                                                      -------------    -------------
           Operating expenses                               629,137          485,868         29.5%
                                                      -------------    -------------

           Operating cash flow                              449,197          387,929         15.8%

Depreciation and amortization                               486,969          695,895
Option compensation expense                                     636            6,038
Interest, net                                               363,167          310,740
Other, net                                                  (30,010)          59,917
                                                      -------------    -------------
                                                            820,762        1,072,590
                                                      -------------    -------------

Loss before minority interest in loss of subsidiary        (371,565)        (684,661)

Minority interest in loss of subsidiary                     197,398          403,962
                                                      -------------    -------------

Net loss                                                   (174,167)        (280,699)

Dividends of preferred stock - redeemable                       727             --
                                                      -------------    -------------

Net loss applicable to common stock                   $    (174,894)   $    (280,699)
                                                      =============    =============

Basic and diluted loss per share                      $       (0.59)   $       (1.20)
                                                      =============    =============

Weighted average common shares outstanding              294,394,955      233,777,675
                                                      =============    =============

   Addendum to Charter Communications, Inc. Three Months Ended March 31, 2002
                                Earnings Release

                          CHARTER COMMUNICATIONS, INC.
                    Unaudited Summary of Operating Statistics

=======================================================================================================
                                                           ACTUAL          PRO FORMA        PRO FORMA
                                                         -----------      ------------     ------------
                                                          MARCH 31,       DECEMBER 31,      MARCH 31,
Basic Analog Video                                           2002          2001 (a)         2001 (a)
                                                         -----------      ------------     ------------
Basic Homes Passed                                        11,777,300       11,502,300       11,363,300
Basic Customers                                            6,804,800        6,953,700        6,914,500
Penetration of Basic Homes Passed                               57.8%            60.5%            60.8%
Average Monthly Revenue per Basic Customer (quarter)     $     52.82      $     53.07      $     45.95
=======================================================================================================
                                                           ACTUAL          PRO FORMA        PRO FORMA
                                                         -----------      ------------     ------------
                                                          MARCH 31,       DECEMBER 31,      MARCH 31,
Digital Video                                                2002          2001 (a)         2001 (a)
                                                         -----------      ------------     ------------
Digital Homes Passed                                      10,894,000      10,638,300       9,751,900
Digital Customers                                          2,208,900       2,144,800       1,455,900
Penetration of Digital Homes Passed                             20.3%           20.2%           14.9%
Penetration of Basic Customers                                  32.5%           30.8%           21.1%
Digital Converters Deployed                                3,055,900       2,951,400       1,832,300
=======================================================================================================
                                                           ACTUAL          PRO FORMA        PRO FORMA
                                                         -----------      ------------     ------------
                                                          MARCH 31,       DECEMBER 31,      MARCH 31,
Data Services                                                2002          2001 (a)         2001 (a)
                                                         -----------      ------------     ------------
Data Customers:
       Cable Modem Customers                                 747,700          607,700          324,600
       Dial-up Customers                                      32,500           37,100           41,900
                                                           ---------        ---------        ---------
                Total Data Customers                         780,200          644,800          366,500
                                                           =========        =========        =========

Data Homes Passed                                          8,180,300        7,560,600        5,972,400
Penetration of Data Homes Passed                                 9.5%             8.5%             6.1%
=========================================================================================================
                                                           ACTUAL          PRO FORMA        PRO FORMA
                                                          ---------       ------------      ---------
                                                          March 31,       DECEMBER 31,      MARCH 31,
Revenue Generating Units:                                   2002            2001 (a)         2001 (a)
                                                          ---------       ------------      ---------
       Basic Customers                                    6,804,800         6,953,700        6,914,500
       New Services (Digital Video and Cable Modem)       2,956,600         2,752,500        1,780,500
                                                          ---------         ---------        ---------
                Total Revenue Generating Units            9,761,400         9,706,200        8,695,000
                                                          =========         =========        =========
========================================================================================================
                                                            ACTUAL
                                                          ---------
                                                          MARCH 31,
Other Statistics                                            2002
                                                          ---------
For the quarter ended
  Capital Expenditures (in 000's)                         $ 471,300

As of
  Book Value per Share                                    $    9.09
========================================================================================================

(a) The pro forma statistics reflect all significant acquisitions and dispositions closed during 2002 and 2001 as of the periods indicated.

   Addendum to Charter Communications, Inc. Three Months Ended March 31, 2002
                                Earnings Release

                           CHARTER COMMUNICATIONS, INC.
                     UNAUDITED CONSOLIDATED BALANCE SHEET DATA
                              (DOLLARS IN THOUSANDS)

                                                                              ACTUAL                ACTUAL
                                                                          MARCH 31, 2002      DECEMBER 31, 2001
                                                                          --------------      -----------------
ASSETS
Current Assets:
       Cash and cash equivalents                                            $    16,749          $     1,679
       Accounts receivable, net of allowance for doubtful accounts              224,441              290,504
       Receivable from related party                                              6,509                4,634
       Prepaid expenses and other                                                70,025               70,362
                                                                            -----------          -----------
            Total current assets                                                317,724              367,179
                                                                            -----------          -----------

Investment in Cable Properties:
       Property, plant and equipment, net                                     7,152,588            7,149,483
       Franchises, net                                                       17,137,096           17,138,774
                                                                            -----------          -----------
            Total investment in cable properties                             24,289,684           24,288,257
                                                                            -----------          -----------

Other assets                                                                    394,600              306,388
                                                                            -----------          -----------
                                                                            $25,002,008          $24,961,824
                                                                            ===========          ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
       Accounts payable and accrued expenses                                $ 1,193,322          $ 1,374,994
                                                                            -----------          -----------
            Total current liabilities                                         1,193,322            1,374,994
                                                                            -----------          -----------

Long-term debt                                                               16,982,543           16,342,873

Deferred management fees - related party                                         13,751               13,751

Other long-term liabilities                                                     288,599              341,057

Minority interest                                                             3,778,188            3,976,791

Preferred stock - redeemable                                                     50,566               50,566

Shareholders' equity                                                          2,695,039            2,861,792
                                                                            -----------          -----------
                                                                            $25,002,008          $24,961,824
                                                                            ===========          ===========

   Addendum to Charter Communications, Inc. Three Months Ended March 31, 2002
                                Earnings Release